UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2022 (April 14, 2022)

LESAKA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr.Jan Smuts Avenue and Bolton RoadRosebank, Johannesburg, South Africa
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares	LSAK	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On April 14, 2022, Lesaka Technologies, Inc. (“Lesaka” or the “Company”), formerly known as Net 1 UEPS Technologies, Inc., through its wholly owned subsidiary Net1 Applied Technologies South Africa (Pty) Ltd (“Net1 SA”) acquired (the “Acquisition”) all of the issued and outstanding ordinary shares of Ovobix (RF) Proprietary Limited (“Ovobix”) and Luxanio 227 Proprietary Limited (“Luxanio”) and 14.14% of Cash Connect Management Solutions Proprietary Limited (“CCMS”) and K2021477132 (South Africa) Proprietary Limited (“K2021” and together with Ovobix, Luxanio and CCMS, the “Target Companies”). Each of Ovobix and Luxanio own 69.05% and 16.81% of CCMS and K2021, respectively, and combined with the 14.14% referred to previously, Lesaka effectively owns 100% of CCMS and K2021.

The transaction consideration of ZAR 3.8 billion was funded through existing cash resources of ZAR 2.1 billion, upsized net debt facilities of ZAR 1.4 billion and deferred equity consideration of ZAR 350.0 million. The deferred equity consideration consists of 3,185,079 shares of Lesaka’s common stock which are to be issued ratably (1,061,693 shares per year) on the first, second and third anniversaries of the closing to the Sellers of the Target Companies. The 3,185,079 shares was calculated using the inputs specified in the Sale Agreement, namely an amount of ZAR 350.0 million, a USD/ZAR closing exchange rate of $1: ZAR 14.65165, and an agreed stock price of $7.50.

Lesaka determined that the operations of CCMS and K2021 and their respective subsidiaries (together “Connect”) constitute the business acquired. Such businesses were under the common control of Ovobix. The entities that form Connect for the purposes of the combined financial statements historically did not prepare separate consolidated financial statements. The combined Connect financial statements included in this this amended Current Report on Form 8-K/A therefore represent a combination of the consolidated financial statements of CCMS and the consolidated financial information of K2021 (which includes K2020 Connect Proprietary Limited ("K2020") in respect of the years ended 28 February 2022 and 2021) which are the businesses which are the subject of the Acquisition.

All references to “the Company” are references to Lesaka and its consolidated subsidiaries, collectively, and all references to “Lesaka” are to Lesaka Technologies, Inc. only, except as otherwise indicated or where the context indicates otherwise.

On April 20, 2022, Lesaka filed a Current Report on Form 8-K (the “Form 8-K”) under Item 2.01 to report the completion of the Acquisition. In response to parts (a) and (b) of Item 9.01 of the Form 8-K, Lesaka stated that it would file the required financial information by amendment, as permitted by Item 9.01. This Form 8-K/A is being filed to provide certain historical financial statements of the business acquired and pro forma financial information.

Item 9.01. Financial Statements and Exhibits.

(a)Financial statements of businesses acquired.

The audited combined statements of financial position of Connect as at February 28, 2022 and 2021, the audited combined statements of profit or loss and other comprehensive income, changes in equity, and cash flows for each of the years ended February 28, 2022 and 2021, and the notes thereto are incorporated herein by reference to Exhibit 99.1 to this Form 8-K/A.

(b) Pro forma financial information.

The unaudited pro forma condensed combined balance sheet as of December 31, 2021, and unaudited pro forma condensed combined statements of operations for the year ended June 30, 2021 and the six months ended December 31, 2021, and the notes thereto, reflecting the Acquisition, are incorporated herein by reference to Exhibit 99.2 to this Form 8-K/A.

(d) Exhibits

Exhibits	Description
23.1	Consent of Ernst & Young Incorporated
99.1	Audited combined financial statements of Connect as at and for the fiscal years ended February 28, 2022 and 2021
99.2

Unaudited pro forma combined balance sheet of the Company as of December 31, 2021; unaudited pro forma combined statement of operations of the Company for the year ended June 30, 2021; and unaudited pro forma combined statement of operations and comprehensive loss of the Company for the six months ended December 31, 2021

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LESAKA TECHNOLOGIES, INC.

Date: June 30, 2022	By:	/s/ Naeem E. Kola
	Name:	Naeem E. Kola
	Title:	Group Chief Financial Officer